Exhibit 99.1

Gossamer Bio Announces Third Quarter 2019 Financial Results

– Clinical programs on track for multiple topline data releases in 2020 –

– Entered clinical trial collaboration with Merck to evaluate KEYTRUDA® (pembrolizumab) in combination with GB1275 in advanced solid tumors –

– Company to host conference call today at 4:30 p.m. ET –

SAN DIEGO, Calif., Nov. 12, 2019 – Gossamer Bio, Inc. (Nasdaq: GOSS), a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology, today announced its financial results for the quarter ended September 30, 2019 and provided a corporate update.

“Since the beginning of the third quarter, we have realized substantial progress advancing our diverse pipeline of four clinical-stage programs,” said Sheila Gujrathi, M.D., Co-Founder and Chief Executive Officer of Gossamer. “Notably, this morning we were pleased to announce that we entered into a clinical trial collaboration with Merck to evaluate KEYTRUDA® in combination with GB1275 in selected advanced solid tumors. We believe this combination holds great promise to address a significant unmet need, and we look forward to sharing initial data from our Phase 1/2 study in 2020.”

Dr. Gujrathi concluded, “We look forward to continuing the momentum we have built during 2019 into what we expect will be an exciting 2020, with data readouts expected across all of our clinical programs.”

Pipeline Updates

GB001: Oral DP2 Antagonist for Asthma and Allergic Disease

•

Two abstracts supporting GB001 were presented at the American College of Allergy, Asthma and Immunology (ACAAI) Annual Scientific Meeting 2019, held November 7-11 in Houston, Texas, including an analysis of Phase 2 study results previously reported by our partner, Teijin Pharma Ltd. Both posters can now be found in the Posters and Publications section of Gossamer’s website:

o	Phase 2 study results of DP2-antagonist GB001 on asthma worsening and other asthma control markers
o	Indicators of Asthma Exacerbation Before Initiation of Biologic Therapy: A Real-world Experience
•

A poster supporting GB001 was presented at the European Respiratory Society (ERS) International Congress 2019, held September 28 - October 2 in Madrid, Spain. This poster can also be found in the Posters and Publications section of Gossamer’s website.

o	Markers of Eosinophilic Inflammation are Associated with Response to the DP2 Antagonist GB001 in Patients with Mild Atopic Asthma

•

Enrollment in the Phase 2b LEDA study in moderate-to-severe eosinophilic asthma remains on track, with an interim analysis expected in the first half of 2020 and topline results expected in the second half of 2020.

•	Enrollment continues in the Phase 2 TITAN proof-of-concept study in chronic rhinosinusitis, with and without nasal polyps. Topline data from the TITAN study are expected in the second half of 2020.
•	Gossamer plans to initiate a translational Phase 2 trial in chronic spontaneous urticaria in the first half of 2020 to further characterize the opportunity for DP2 antagonism in this indication.

GB002: Inhaled PDGFR Inhibitor for Pulmonary Arterial Hypertension (PAH)

•

Two abstracts supporting GB002 have been accepted for presentation at the American Heart Association (AHA) Scientific Sessions 2019, being held November 16-18 in Philadelphia, Pennsylvania, both of which will be found in the Posters and Publications section of Gossamer’s website following their presentation:

o	In Vivo Efficacy of a Novel, Inhaled PDGFRa/b Inhibitor, GB002, In the Rat Monocrotaline and Pneumonectomy Model of Pulmonary Arterial Hypertension
o	GB002, A Novel Inhaled PDGFR Kinase Inhibitor, Demonstrates Efficacy in The Su5416 Hypoxia Rat Model of Pulmonary Arterial Hypertension (PAH)
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Gossamer expects enrollment of its Phase 1b study of GB002 in patients with PAH to begin in the fourth quarter of 2019. Gossamer expects to release initial topline results from the study in the first half of 2020.

•	Gossamer plans to initiate a Phase 2 study in patients with PAH in the first half of 2020.

GB004: Oral HIF-1α Stabilizer for Inflammatory Bowel Disease

•	The Phase 1b study in active mild-to-moderate ulcerative colitis remains on track for initial topline results in the first half of 2020.

GB1275: Oral CD11b Modulator for Oncology Indications

•

Gossamer today announced that it has entered into a clinical trial collaboration with Merck to evaluate GB1275 in combination with KEYTRUDA® (pembrolizumab) in the KEYNOTE-A36 Phase 1/2 trial. Enrollment in the trial is now underway, with initial data expected in the second half of 2020.

•	During the third quarter, the U.S. Food and Drug Administration granted orphan drug designation to GB1275 for the treatment of pancreatic cancer.
•

The design and rationale for the Phase 1/2 first-in-human trial of GB1275 was featured in a trial-in-progress poster at the Society for Immunotherapy of Cancer (SITC) 34th Annual Meeting, held November 6-10 in National Harbor, Maryland. This poster can now be found in the Posters and Publications section of Gossamer’s website.

o	A phase 1/2 study of GB1275, a novel CD11b modulator, as monotherapy and with an anti-PD-1 antibody in specified advanced solid tumors or with chemotherapy in metastatic pancreatic cancer (mPDAC)

Financial Results for Quarter Ended September 30, 2019

•	Cash, Cash Equivalents and Marketable Securities: Cash, cash equivalents and marketable securities as of September 30, 2019, were $446.5 million. The Company expects current cash, cash equivalents and marketable securities, and access to its debt facility will be sufficient to fund its operating and capital expenditures into the fourth quarter of 2021.

•

Research and Development (R&D) Expenses: For the quarter ended September 30, 2019, R&D expenses were $40.1 million, including $2.7 million of stock-based compensation, compared to R&D expenses of $18.9 million for the quarter ended September 30, 2018. The increase was primarily due to an increase in expenses for GB001, GB002, GB004 and GB1275.

•

In-Process Research and Development (IPR&D) Expenses: For the quarter ended September 30, 2019, IPR&D expenses were $0.0 million, compared to $8.3 million for the quarter ended September 30, 2018, which included $7.5 million associated with the acquisition of GB1275.

•

General and Administrative (G&A) Expenses: For the quarter ended September 30, 2019, G&A expenses were $9.8 million, which included $3.0 million of stock-based compensation. This compared to G&A expenses of $22.9 million for the quarter ended September 30, 2018, which included $18.0 million of stock-based compensation.

•	Net Loss: For the quarter ended September 30, 2019, net loss was $48.5 million, or a loss of $0.80 per share.

Conference Call and Webcast

Gossamer’s management team will host a conference call and live audio webcast at 4:30 p.m. ET today, Tuesday, November 12, to discuss its third quarter 2019 financial results and provide a corporate update.

The live audio webcast may be accessed through the Events/Presentations page in the Investors section of the Company's website at www.gossamerbio.com.  Alternatively, the conference call may be accessed through the following:

Conference ID: 1981058

Domestic Dial-in Number: (866) 221-1654

International Dial-in Number: (470) 495-9466

Live Webcast: https://edge.media-server.com/mmc/p/f6gvpkxu

A replay of the audio webcast will be available for 30 days on the Investors section of the Company's website, www.gossamerbio.com.

About Gossamer Bio

Gossamer Bio is a clinical-stage biopharmaceutical company focused on discovering, acquiring, developing and commercializing therapeutics in the disease areas of immunology, inflammation and oncology. Its goal is to be an industry leader in each of these therapeutic areas and to enhance and extend the lives of patients suffering from such diseases.

Forward-Looking Statements

Gossamer cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. Such forward-looking statements include, but are not limited to, statements regarding the anticipated timing of initiation and enrollment of clinical trials for our product candidates; plans to rapidly advance our product candidates; expectations on the timing of data readouts from our clinical studies; the potential clinical benefits of our product candidates; the indications we intend to pursue and our related business strategies; the expected timeframe for funding our operating plan with current cash, cash equivalents and marketable securities; and access to the Company’s senior debt facility. The inclusion of forward-looking statements should not be regarded as a representation by Gossamer that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in Gossamer’s business, including, without limitation: potential delays in the commencement, enrollment and completion of clinical trials; the Company’s dependence on third parties in connection with product manufacturing, research and preclinical and clinical testing; the success of Gossamer’s clinical trials and preclinical studies for its product candidates; regulatory developments in the United States and foreign countries; unexpected adverse side effects or inadequate efficacy of the Company’s product candidates that may limit their development, regulatory approval and/or commercialization, or may result in recalls or product liability claims; Gossamer’s ability to obtain and maintain intellectual property protection for its product candidates; Gossamer’s ability to comply with its obligations in collaboration agreements with third parties or the agreements under which it licenses intellectual property rights from third parties; the risk that the funding under the senior debt facility may not be completed on the timeframe Gossamer expects, or at all, including as a result of Gossamer's failure to meet the conditions required for such funding or failure to comply with the affirmative and negative covenants under the credit facility; and other risks described in the Company’s prior press releases and the Company’s filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in the Company’s annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Gossamer undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

CONTACTS:

Gossamer Bio:

For Investors:

Argot Partners

Kimberly Minarovich

Tel 212.600.1902

gossamerbio@argotpartners.com

For Media:

Argot Partners

David Rosen

Tel 212.600.1902

david.rosen@argotpartners.com

Gossamer Bio Statement of Operations

Condensed Consolidated Statement of Operations

(in thousands, except share and per share amounts)

(unaudited)

	Three months ended September 30,		Nine months ended September 30,
STATEMENTS OF OPERATIONS DATA:	2019	2018	2019	2018
Operating expenses:
Research and development	$40,148	$18,857	$100,807	$29,411
In process research and development	—	8,261	2,000	49,659
General and administrative	9,838	22,906	27,544	30,116
Total operating expenses	49,986	50,024	130,351	109,186
Loss from operations	(49,986)	(50,024)	(130,351)	(109,186)
Other income, net	1,486	622	4,742	1,011
Net loss	$(48,500)	$(49,402)	$(125,609)	$(108,175)
Net loss per share, basic and diluted	$(0.80)	$(7.69)	$(2.39)	$(17.64)
Weighted average common shares outstanding, basic and diluted	60,755,872	6,423,397	52,535,569	6,133,911

Condensed Consolidated Balance Sheet

(in thousands)

(unaudited)

BALANCE SHEET DATA:	September 30, 2019	December 31, 2018
Cash, cash equivalents, and marketable securities	$446,472	$228,658
Working capital	419,205	211,550
Total assets	469,754	239,419
Total liabilities	70,881	21,121
Accumulated deficit	(279,472)	(153,863)
Total stockholders' equity (deficit)	398,873	(120,069)